UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 28, 2004

____________________________________

ELECTRIC AQUAGENICS UNLIMITED, INC.

(Exact name of registrant as specified in charter)

_____________________________________________

Delaware	333-86830	87-0654478
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)
1464 W. 40 S. Suite 200
Lindon, Utah	84042
(Address of Principal Executive Office)	(Zip Code)

(801) 443-1031
 (Registrant's Executive Office Telephone Number)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

The Registrant has appointed Hall & Company as the Registrant's independent accountants for the year ending December 31, 2004. Following discussions with Registrant's former independent accountants, Child & Company, and meetings with the Registrant's Executive Management and members of the Registrant's Board of Directors, the parties agreed to end their relationship.

The audit reports issued by Child & Company with respect to the Registrant's financial statements for December 31, 2003 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for Child's, issuance of going concern opinions on the financial statements for the fiscal year ending December 31, 2003. From December 2003 through October 2004, when the relationship with Child & Company ended, there were no disagreements between the Registrant and Child & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Child & Company, would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report.

The change in accountants does not result from any dissatisfaction with the quality of professional services rendered by Child & Company, as the independent accountants of Registrant, nor does it result from any doubts in the quality of management or accounting records of the Registrant.

ITEM 5. OTHER EVENTS

Contract with Cornell Capital -- Press Release

On October 28, 2004, the Registrant issued a press release announcing  that it entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. A copy of the Standby Distribution Agreement is attached as Exhibit 2. Pursuant to the Standby Equity Distribution Agreement, Registrant may, at its discretion, periodically sell to Cornell Capital Partners shares of its common stock for a total purchase price of up to $10.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay 98% of the lowest closing bid price of Registrant's common stock on the Over-the-Counter Bulletin Board or other principal market on which Registrant's common stock is traded for the 5 days immediately following the notice date. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners will retain a fee of 5% of each advance under the Standby Equity Distribution Agreement. In addition, Registrant engaged Spencer Clarke, a registered broker-dealer, to act as placement agent and advise Registrant in connection with the Standby Equity Distribution Agreement. A copy of the Placement Agent Agreement is attached as Exhibit 3. For its services, Spencer Clarke, LLC received a fee of $10,000, payable by the issuance of 2,500 shares of Registrant's common stock. Registrant is registering an additional 2,500,000 shares of common stock for the Standby Equity Distribution Agreement pursuant to a Registration Rights Agreement. A copy of the Registration Rights Agreement is attached as Exhibit 4. Finally, in connection with the Standby Distribution Agreement, registrant entered into an Escrow Agreement with Cornell Capital as the investor and David Gonzalez, Esq., as the escrow agent to facilitate Cornell Capital's purchase of Registrant's commons stock under the Standby Distribution Agreement. A copy of the Escrow Agreement is attached as Exhibit 5.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

2	Standby Distribution Agreement
3	Placement Agent Agreement
4	Registration Rights Agreement
5	Escrow Agreement
99.1	Press Release dated October 28, 2004

______

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ELECTRIC AQUAGENICS UNLIMITED, INC.

Date: October 28, 2004		By: /S/Gaylord M. Karren.
	Name:	Gaylord M. Karren
	Title:	Chief Executive Officer